As filed with the Securities and Exchange Commission on January 14, 2013

Registration No. 333-182977

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/a2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROCKFORD OIL CORP.

(Exact name of registrant as specified in its charter)

Nevada	1311	45-4855224
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

1174 Manito Dr. NW

PO Box 363

Fox Island, WA 98333

(253) 973-7135

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harold P.Gewerter, Esq.

5536 S. Ft. Apache #102

Las Vegas, NV 89148

(702) 382-1714

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P.Gewerter, Esq.

5536 S. Ft. Apache #102

Las Vegas, NV 89148

(702) 382-1714

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        .

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If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)

Selling Shareholders – Common Stock	1,910,000	$0.10	$191,000	$21.89

(1) Registration fee has been paid via Fedwire.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The selling shareholders will sell the common stock being registered in this offering at prevailing market prices or privately negotiated prices.

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SUBJECT TO COMPLETION, DATED JANUARY 14, 2013

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

ROCKFORD OIL CORP.

1,910,000 Shares of Common Stock

This prospectus will allow 41 selling shareholders to sell 1,910,000 shares of common stock which proceeds will not be available for use by the company. The securities being registered in this offering are not yet quoted on any exchange. The Company intends to apply for listing on the OTC Bulletin Board. The selling shareholders will sell the common stock being registered in this offering at the fixed price of $0.10 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 14, 2013.

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Unless otherwise specified, the information in this prospectus is set forth as of January 14, 2013, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to Rockford Oil Corp. See Cautionary Note Regarding Forward Looking Statements on page 8.

Our Company

The Company was formed on March 22, 2012 and on May 14, 2012 we closed the acquisition of a 35% working interest in the Sanders oil and gas leases in Stafford County KS of approximately 160 acres with two oil wells, the Sanders #5 and #6 and a Salt Water Disposal Well (SWD), the Sanders #3. The Sanders #5 and #6 have not produced since September of 2011. This lease was purchased for future exploration and drilling, not for the production from these two wells. The total price for 100% Working Interest (WI) of the Sanders lease was $280,000 which included $55,000 for a complete facility upgrade. Our 35% WI was $98,000 and paid. On August 30, 2012, the Company engaged Lasso Energy LLC as the operator of our wells. On June 21, 2012 we purchased a 20% working interest in the Asmussen oil and gas lease in Butler County KS of approximately 80 acres with two minimally producing oil wells, the Asmussen #16-2 well the Asmussen #16-1,together with any personal property and lease equipment located thereon. The #16-1 well had been producing 0.5 barrels of oil per day BOPD and the 16-2 was producing 2.25 BOPD. On July 18, 2012 the #16-1 well was successfully converted to a SWD well. The purchase price for 100% WI of the Asmussen Lease was $496,000 and included $218,000 for a complete work over of the wells and tank batteries. Our 20% WI was $99,000 and paid. On November 1, 2012 Lasso issued an Authorization for Expenditure (AFE) of $27,000 to perform a Doc Squeeze on the #16-2 well where a mixture of cement and diesel fuel is pumped down the well bore to seal leaks. Our 20% WI required us to pay $5,500 and was paid. On August 30, 2012 the Company purchased a 15% working interest in the Anderson oil and gas lease in Barton County, KS of approximately 160 acres with two producing oil wells, the Anderson #7 well and the Anderson #4 well, and an SWD, the Anderson #8 well. The two producing wells had production together of a total of 2.7 BOPD. On September 26, 2012, Lasso reported that after running a new casing liner into the Anderson #4 the BOPD of the #4 and #7 together was increased to 6 BOPD. On November 5, 2012, Lasso submitted an (AFE) to drill a new well on the Anderson Lease, the Anderson #9. The total AFE is estimated to be $431,000 and we have elected to participate for our 15% of the cost and paid $64,638.

Business Strategy

The Company’s business strategy is to actively explore and develop the Oil Projects described above. Furthermore, the Company’s management team consisting of its sole director and consulting petroleum engineer, Melland Engineering Inc., is constantly seeking out and evaluating new oil and gas prospects.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

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‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Our executive offices are located at 1174 Manito Dr. NW, PO Box 363, Fox Island, WA 98333 . Our telephone number is (253) 973-7135.

The Offering

This prospectus covers up to 1,910,000 shares held by selling shareholders to be sold at the fixed price of $0.10 per share until such time as the issuer is traded on the OTCBB and thereafter at prevailing market prices.

ABOUT THIS OFFERING

Securities Being Offered	Up to 1,910,000 shares of common stock of Rockford Oil Corp. to be sold by selling shareholders at a fixed price of $0.10 per share until the stock is traded on the OTCBB or other exchange and thereafter at market prices or privately negotiated prices.

Initial Offering Price	Up to 1,910,000 shares of common stock of Rockford Oil Corp. to be sold by selling shareholders at a fixed price of $0.10 per share until the stock is traded on the OTCBB or other exchange and thereafter at market prices or privately negotiated prices.

Terms of the Offering	The selling shareholders will sell at a fixed price of $0.10 per share until the stock is traded on the OTCBB or other exchange and thereafter at market prices or privately negotiated prices.

Termination of the Offering	The offering will conclude when the selling shareholders have sold all of the 1,910,000 shares of common stock offered by them.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 3.

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Shares registered in this prospectus may not be sold until it is declared effective. The common shares offered under this prospectus may not be sold by the selling security holders, except in negotiated transactions with a broker‑dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling security holders, the common shares they are offering to sell under this prospectus and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned "Selling Security Holders" and "Plan of Distribution."

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Related to our Business and Industry

The duration or severity of the current global economic downturn and disruptions in the financial markets, and their impact on us, are uncertain.

The oil and gas industries generally are highly cyclical, with prices subject to worldwide market forces of supply and demand and other influences.  The recent global economic downturn, coupled with the global financial and credit market disruptions, have had a historic negative impact on the oil and gas industry.  These events have contributed to an unprecedented decline in crude oil and natural gas prices, weak end markets, a sharp drop in demand, increased global inventories, and higher costs of borrowing and/or diminished credit availability.  While we believe that the long-term prospects for oil and gas remain bright, we are unable to predict the duration or severity of the current global economic and financial crisis.  There can be no assurance that any actions we may take in response to further deterioration in economic and financial conditions will be sufficient.  A protracted continuation or worsening of the global economic downturn or disruptions in the financial markets could have a material adverse effect on our business, financial condition or results of operations.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We have a limited operating history in the oil and gas industry. As such, our historical operating results may not provide a meaningful basis for evaluating our business, financial performance and prospects. We may not be able to achieve a similar growth rate in future periods. Accordingly, you should not rely on our results of operations for any prior periods as an indication of our future performance. Our success is significantly dependent on meeting business objectives. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable resources or operate on a profitable basis. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

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We have incurred losses in prior periods and may incur losses in the future.

We have incurred net losses in prior periods. No assurance can be given that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

If we are unable to obtain additional funding our business operations will be harmed and if we do obtain additional financing our then existing stockholders may suffer substantial dilution.

We will need to obtain additional financing in order to complete our business plan.  Our business plan calls for significant expenses in connection with our exploration activities. Furthermore, if our exploration program is successful in discovering commercially exploitable reserves of valuable resources, we will require additional funds in order to begin commercial production.  Obtaining additional financing will be subject to market conditions, industry trends, investor sentiment and investor acceptance of our business plan and management. These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in achieving financing in the amount necessary to further our operations, implementation of our business plan may fail or be delayed. If we are unsuccessful in obtaining additional financing when we need it, our business may fail before we ever become profitable and our stockholders may lose their entire investment.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our auditors’ report on our May 31, 2012 financial statements expressed an opinion that the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern and that the ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. These conditions raise substantial doubt about our ability to continue as a going concern.   If we do not obtain additional funds there is the distinct possibility that we will no longer be a going concern and will cease operation which means any persons purchasing shares will loss their entire investment in our Company.

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Competition in the oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring viable leases.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed.

Oil and gas exploration are highly speculative ventures and it is highly probable that no reserves will be discovered and any funds spent on exploration will be lost.

Drilling for oil and gas involves numerous risks, including the risk that we will not encounter commercially productive oil reservoirs. The wells we drill or participate in may not be productive and we may not recover all or any portion of our investment in those wells. The seismic data and other technologies we use do not allow us to know conclusively prior to drilling a well that crude is present or may be produced economically. The costs of drilling, completing and operating wells are often uncertain, and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors including, but not limited to:

•	unexpected drilling conditions;
•	pressure or irregularities in formations;
•	equipment failures or accidents;
•	mechanical difficulties, such as lost or stuck oil field drilling and service tools;
•	fires, explosions, blowouts and surface cratering;
•	uncontrollable flows of oil and formation water;
•	environmental hazards, such as oil spills, pipeline ruptures and discharges of toxic gases;
•	other adverse weather conditions; and
•	increase in the cost of, or shortages or delays in the availability of, drilling rigs and equipment.

Certain future drilling activities may not be successful and, if unsuccessful, this failure could have an adverse effect on our future results of operations and financial condition. While all drilling, whether developmental or exploratory, involves these risks, exploratory drilling involves greater risks of dry holes or failure to find commercial quantities of hydrocarbons.

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Our future operating revenue is dependent upon the performance of our leased properties.

Our future operating revenue depends upon our ability to profitably operate our existing leased properties by drilling and completing wells that produce commercial quantities of oil and gas and our ability to expand our operations through the successful implementation of our plans to explore, acquire and develop additional properties. The successful development of oil and gas properties requires an assessment of potential recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors.  Such assessments are necessarily inexact.  No assurance can be given that we can produce sufficient revenue to operate our existing properties or acquire additional oil and gas producing properties and leases.  We may not discover or successfully produce any recoverable reserves in the future, or we may not be able to make a profit from the reserves that we may discover.  In the event that we are unable to produce sufficient operating revenue to fund our future operations, we will be forced to seek additional, third-party funding, if such funding can be obtained.  Such options would possibly include debt financing, sale of equity interests in our Company, joint venture arrangements, or the sale of oil and gas interests.  If we are unable to secure such financing on a timely basis, we could be required to delay or scale back our operations.  If such unavailability of funds continued for an extended period of time, this could result in the termination of our operations and the loss of an investor’s entire investment.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

Our industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs and delivery times of rigs, equipment and supplies are substantially greater. In addition, the demand for, and wage rates of, qualified drilling rig crews rise as the number of active rigs in service increases. As a result of increasing levels of exploration and production in response to strong prices of oil and natural gas, the demand for oilfield services and equipment has risen, and the costs of these services and equipment are increasing. If the unavailability or high cost of drilling rigs, equipment, supplies or qualified personnel were particularly severe in areas where we operate, we could be materially and adversely affected.

Market factors in the oil and gas business are out of our control and so we may not be able to profitably sell any reserves that we find.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control.  For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls or any combination of these and other factors, and respond to changes in domestic, international, political, social and economic environments.  Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project.  These changes and events may materially affect our future financial performance. These factors cannot be accurately predicted and the combination of these factors may result in our Company not receiving an adequate return on invested capital.

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Management has committed a limited amount of time to administer his duties.

Mr. Murphy currently serves as President and CEO of Black Hawk Exploration, an oil and mineral company listed on the Pink Sheets under the symbol BHWX. Mr Murphy is involved in all aspects of the company’s Gold, Silver and Lithium mineral development and its interest in over 2500 acres of oil leases and current oil production property. Mr. Murphy will dedicate 20 hours per week to Rockford Oil and may commit additional time if and when needed.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business will fail.

We will compete with other exploration companies in the recruitment and retention of qualified managerial and technical employees.  Our success will be largely dependent upon our ability to hire highly qualified personnel.  This is particularly true in highly technical businesses such as oil or gas exploration. These individuals may be in high demand and we may not be able to attract the staff we need.  In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. If we are unable to hire key personnel when needed, our exploration program may be slowed down or suspended.

We depend on the skill, ability and decisions of third party operators to a significant extent which could have a material effect on our operations.

The success of the drilling, development and production of the properties in which we have or expect to have a working interest is substantially dependent upon the decisions of such third-party operators and their diligence to comply with various laws, rules and regulations affecting such properties.  The failure of any third-party operator to make decisions, perform their services, discharge their obligations, deal with regulatory agencies, and comply with laws, rules and regulations, including environmental laws and regulations in a proper manner with respect to properties in which we have an interest could result in material adverse consequences to our interest in such properties, including substantial penalties and compliance costs.  Such adverse consequences could result in substantial liabilities to us or reduce the value of our properties, which could negatively affect our results of operations.

Our operations involve substantial costs and are subject to various economic risks.

Our operations are subject to the economic risks typically associated with exploration, development and production activities, including the necessity of significant expenditures to locate and acquire producing properties and to drill exploratory wells.  The cost and length of time necessary to produce any reserves may be such that it will not be economically viable.  In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and production activities to be unsuccessful.  In addition, the cost and timing of drilling, completing and operating wells is often uncertain.  We also face the risk that the resources located may be less than anticipated, that we will not have sufficient funds to successfully extract such resources, that we will not be able to market the resources due to a lack of a market and that fluctuations in market prices will make development of those leases uneconomical.  This could result in a total loss of our investment.

Title to the properties in which we have an interest may be impaired by title defects.

No assurance can be given that we will not suffer a monetary loss from title defects or title failure.  Additionally, undeveloped acreage has greater risk of title defects than developed acreage.  If there are any title defects or defects in assignment of leasehold rights in properties in which we hold an interest, we will suffer a financial loss.

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We are subject to risks arising from the failure to fully identify potential problems related to acquired reserves or to properly estimate those reserves.

Although we perform a review of the acquired properties that we believe is consistent with industry practices, such reviews are inherently incomplete.  It generally is not feasible to review in depth every individual property involved in each acquisition.  Ordinarily, we will focus our review efforts on the higher-value properties and will sample the remainder, and depend on the representations of previous owners.  However, even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential.  Inspections may not always be performed on every well, and environmental problems, such as ground water contamination, are not necessarily observable even when an inspection is undertaken.  Even when problems are identified, we often assume certain environmental and other risks and liabilities in connection with acquired properties.  There are numerous uncertainties inherent in estimating quantities of proved oil reserves and actual future production rates and associated costs with respect to acquired properties, and actual results may vary substantially from those assumed in the estimates. There are no proved reserves on the properties acquired to date.

A substantial or extended decline in oil and gas prices may adversely affect our business, financial condition, cash flow, liquidity or results of operations as well as our ability to meet our capital expenditure obligations and financial commitments to implement our business plan.

Any revenues, cash flow, profitability and future rate of growth we achieve will be greatly dependent upon prevailing prices for oil and gas.  Our ability to maintain or increase our borrowing capacity and to obtain additional capital on attractive terms is also expected to be dependent on oil and gas prices.  Historically, oil and gas prices and markets have been volatile and are likely to continue to be volatile in the future.  Prices for oil and gas are subject to potentially wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty, and a variety of additional factors beyond our control.  Those factors include:

•	the domestic and foreign supply of oil and natural gas;
•	the ability of members of the Organization of Petroleum Exporting Countries and other producing countries to agree upon and maintain oil prices and production levels;
•	political instability, armed conflict or terrorist attacks, whether or not in oil or natural gas producing regions;
•	the level of consumer product demand;
•	the growth of consumer product demand in emerging markets, such as China and India;
•	weather conditions, including hurricanes and other natural occurrences that affect the supply and/or demand of oil and natural gas;
•	domestic and foreign governmental regulations and other actions;
•	the price and availability of alternative fuels;
•	the price of foreign imports;
•	the availability of liquid natural gas imports; and
•	worldwide economic conditions.

These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of oil and natural gas.  Lower oil and natural gas prices may not only decrease our revenues on a per unit basis, but may also reduce the amount of oil we can produce economically, if any.  A substantial or extended decline in oil and natural gas prices may materially affect our future business, financial condition, results of operations, liquidity and borrowing capacity.  While our revenues may increase if prevailing oil and gas prices increase significantly, exploration and production costs and acquisition costs for additional properties and reserves may also increase.

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Current and future governmental and environmental regulations could adversely affect our business.

Our business is subject to federal, state and local laws and regulations on taxation, the exploration for and development, production and marketing and safety matters. Many laws and regulations require drilling permits and govern the spacing of wells, rates of production, prevention of waste, unitization and pooling of properties and other matters. These laws and regulations have increased the costs of planning, designing, drilling, installing, operating and abandoning our oil wells and other facilities. In addition, these laws and regulations, and any others that are passed by the jurisdictions where we have production, could limit the total number of wells drilled or the allowable production from successful wells, which could limit our revenues.

Our operations are also subject to complex environmental laws and regulations adopted by the various jurisdictions in which we have or expect to have operations. We could incur liability to governments or third parties for any unlawful discharge of pollutants into the air, soil or water, including responsibility for remedial costs. We could potentially discharge these materials into the environment in any of the following ways:

•	from a well or drilling equipment at a drill site;
•	from gathering systems, pipelines, transportation facilities and storage tanks;
•	damage to oil wells resulting from accidents during normal operations; and
•	blowouts, cratering and explosions.

Because the requirements imposed by laws and regulations are frequently changed, no assurance can be given that laws and regulations enacted in the future, including changes to existing laws and regulations, will not adversely affect our business. In addition, because we acquire interests in properties that have been operated in the past by others, we may be liable for environmental damage caused by the former operators.

We are subject to new corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business.

We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the Securities and Exchange Commission and the Public Company Accounting Oversight Board. These laws, rules and regulations continue to evolve and may become increasingly stringent in the future.  We are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”).  We strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404 of the Sarbanes-Oxley Act.  The financial cost of compliance with these laws, rules and regulations is expected to remain substantial. No assurance can be given that we will be able to fully comply with these laws, rules and regulations that address corporate governance, internal control reporting and similar matters.  Failure to comply with these laws, rules and regulations could materially adversely affect our reputation, financial condition and the value of our securities.

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Risks Related to an Investment in Our Securities

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is categorized as a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than US$ 5.00 per share or an exercise price of less than US$ 5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Common Stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our Common Stock.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our Common Stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain all earnings for our operations.

The elimination of monetary liability against our director, officer and employees under Nevada law and the existence of indemnification rights to our director, offices and employees may result in substantial expenditures by our company and may discourage lawsuits against our director, officer and employees.

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Our Articles of Incorporation contain a provision eliminating the personal liability of our director to our company and stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer, provided, except for acts of omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Further, our Bylaws provide that our directors and officers who are made party to, or threatened to be made a party to, or are otherwise involved in any proceeding by reason that he is a director or officer, shall be indemnified and held harmless by us for actions taken by such director and officer, and for omissions, to the fullest extent permitted by Nevada law. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against a director or officer, which we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our director and officer even though such actions, if successful, might otherwise benefit our company and stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

  the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;
  changes in existing and potential relationships with collaborative partners;
  the ability to retain certain members of management;
  our expectations regarding general and administrative expenses;
  our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and
  other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

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USE OF PROCEEDS

The Company will receive no proceeds from the sales as a result of this registration.

CAPITALIZATION

The following table sets forth our capitalization as of May 31, 2012 as follows:

May 31,
2012
Total liabilities	$6,204

Stockholders’ equity:
Preferred stock	—
Common stock	3,260
Additional paid-in capital	223,740
Deficit accumulated during the development stage	(54,287)
Total stockholders’ equity	172,713

Total capitalization	$178,917

DILUTION

As there are no new shares being issued in this offering, there is no dilution as a result of the offering.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of January 14, 2013, the Company has forty four (44) shareholders who hold 5,065,000 of its issued and outstanding common stock. There are no preferred shares issued.

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DESCRIPTION OF BUSINESS AND PROPERTY

Background

The Company’s business strategy is to actively explore and develop oil projects in Kansas.

On May 14, 2012 we closed the acquisition of a 35% working interest in the Sanders oil and gas leases in Stafford County KS of approximately 160 acres with two oil wells, the Sanders #5 and #6 and a Salt Water Disposal Well (SWD), the Sanders #3. The Sanders #5 and #6 have not produced since September of 2011. This lease was purchased for future exploration and drilling, not for the production from these two wells. The total price for 100% Working Interest (WI) of the Sanders lease was $280,000 which included $55,000 for a complete facility upgrade. Our 35% WI was $98,000 and was paid. On August 30, 2012, the Company engaged Lasso Energy LLC as the operator of our wells. On June 21, 2012 we purchased a 20% working interest in the Asmussen oil and gas lease in Butler County KS of approximately 80 acres with two producing oil wells, the Asmussen #16-2 well the Asmussen #16-1,together with any personal property and lease equipment located thereon. The 16-1 well had been producing 0.5 barrels of oil per day (BOPD) and the 16-2 was producing 2.25 BOPD. On July 18, 2012 the #16-1 well was successfully converted to an SWD well. The purchase price for 100% WI of the Asmussen Lease was $496,000 and included $218,000 for a complete work over of the wells and tank batteries. Our 20% WI was $99,000 and paid. On November 1, 2012 Lasso issued an Authorization for Expenditure (AFE) of $27,000 to perform a Doc Squeeze on the #16-2 well where a mixture of cement and diesel fuel is pumped down the well bore to seal leaks. Our 20% WI required us to pay $5,500 and was paid. On August 30, 2012 the Company purchased a 15% working interest in the Anderson oil and gas lease in Barton County, KS of approximately 160 acres with two producing oil wells, the Anderson #7 well and the Anderson #4 well, and an SWD, the Anderson #8 well. The two producing wells had minimal production together of a total of 2.7 BOPD. On September 26, 2012, Lasso reported that after running a new casing liner into the Anderson #4 the BOPD of the #4 and #7 together was increased to 6 BOPD. On November 5, 2012, Lasso submitted an (AFE) to drill a new well on the Anderson Lease, the Anderson #9. The total AFE is estimated to be $431,000 and we have elected to participate for our 15% of the cost and paid $64,638.

Salt Water Disposal Wells (SWD) are wells that do not produce oil or gas but are used to re-introduce by injection the excess salt water that is pumped up to the surface with the oil. The total fluid is then separated into water and oil and the surplus salt water is re-injected.

Industry

Natural gas and oil prices are highly volatile. Our revenue, profitability, cash flow, oil and natural gas reserves value, future growth, and ability to borrow funds or obtain additional capital, as well as the carrying value of our properties, are substantially dependent on prevailing prices of natural gas and oil. Historically, the markets for natural gas and oil have been volatile, and those markets are likely to continue to be volatile in the future. It is impossible to predict future natural gas and oil price movements with certainty. Prices for natural gas and oil are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for natural gas and oil, market uncertainty, and a variety of additional factors beyond our control. Declines in natural gas and oil prices may materially adversely affect our financial condition, liquidity, and ability to finance planned capital expenditures and results of operations and may reduce the amount of oil and natural gas that we can produce economically.

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Competition

Competition in the oil and natural gas industry is intense and some of our competitors have greater financial, technological and other resources than we have. We operate in the highly competitive areas of oil and natural gas exploitation, exploration, development and production. The oil and natural gas industry is characterized by rapid and significant technological advancements and introductions of new products and services using new technologies. We face intense competition from independent, technology-driven companies as well as from both major and other independent oil and natural gas companies in each of the following areas:

•	Seeking to acquire desirable producing properties of new leases for future exploration;
•	Marketing our oil and natural gas production;

•	Integrating new technologies; and
•	Seeking to acquire the equipment and expertise necessary to develop and operate our properties.

Some of our competitors are fully integrated oil companies and may be able to pay more for development, prospects and productive oil and natural gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. Further, the companies may enjoy technological advantages and may be able to implement new technologies more rapidly than we can. Our ability to acquire, develop and exploit oil and natural gas properties will depend on our ability to successfully conduct operations, implement advanced technologies, evaluate and select suitable properties and consummate transactions in this highly competitive environment.

Our inability to secure capital to fund current exploration, and possible future production capacity, would establish a competitive cost disadvantage in the marketplace, which would have a material adverse effect on our operations and potential profitability.

Government Controls and Regulations

Our oil and gas exploration and future production operations are subject to various federal, state, and local laws and regulations governing prospecting, exploration, development, production, labor standards, occupational health and safety, control of toxic substances and emissions into the environment, storage and disposition of hazardous wastes and other matters involving environmental protection and employment. United States environmental protection laws address the maintenance of air and water quality standards, the preservation of threatened and endangered species of wildlife and vegetation, the preservation of certain archaeological sites, reclamation, and limitations on the generation, transportation, storage, and disposal of solid and hazardous wastes, among other things. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuation of a given operation. There can be no assurance that all the required permits and governmental approvals necessary for any oil and gas exploration project with which we may be associated can be obtained on a timely basis, or maintained. Delays in obtaining or failure to obtain government permits and approvals may adversely impact our operations. The regulatory environment in which we operate could change in ways that would substantially increase costs to achieve compliance. In addition, significant changes in regulation could have a material adverse effect on our operations or financial position.

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Regulation of production

The production of oil and natural gas is subject to regulation under a wide range of local, state and federal statutes, rules, orders and regulations. Federal, state and local statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. Such regulations govern conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum allowable rates of production from oil and natural gas wells, the regulation of well spacing, and plugging and abandonment of wells. The effect of these regulations is to limit the amount of oil and natural gas that we can produce from our wells and to limit the number of wells or the locations at which we can drill, although we can apply for exceptions to such regulations or to have reductions in well spacing. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and natural gas liquids within its jurisdiction.

The failure to comply with these rules and regulations can result in substantial penalties. Our competitors in the oil and natural gas industry are subject to the same regulatory requirements and restrictions that affect our operations.

Environmental, health and safety regulation

Our operations are subject to stringent and complex federal, state, local and provincial laws and regulations governing environmental protection, health and safety, including the discharge of materials into the environment. These laws and regulations may, among other things:

•	require the acquisition of various permits before drilling commences;
•	restrict the types, quantities and concentration of various substances that can be released into the environment in connection with oil and natural gas drilling, production and transportation activities;
•	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and
•	require remedial measures to mitigate pollution from former and ongoing operations, such as requirements to close pits and plug abandoned wells.

These laws and regulations may also restrict the rate of oil and natural gas production below the rate that would otherwise be possible. The regulatory burden on the oil and gas industry increases the cost of doing business in the industry and consequently affects profitability. Additionally, Congress and federal and state agencies frequently revise environmental, health and safety laws and regulations, and any changes that result in more stringent and costly waste handling, disposal and cleanup requirements for the oil and gas industry could have a significant impact on our operating costs.

The following is a summary of some of the material existing environmental, health and safety laws and regulations to which our business operations are subject.

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Waste handling.

The Resource Conservation and Recovery Act, or “RCRA”, and comparable state statutes, regulate the generation, transportation, treatment, storage, disposal and cleanup of hazardous and non-hazardous wastes. Under the auspices of the federal Environmental Protection Agency, or “EPA”, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. Drilling fluids, produced waters and most of the other wastes associated with the exploration, development and production of crude oil or natural gas are currently regulated under RCRA’s non-hazardous waste provisions. However, it is possible that certain oil and natural gas exploration and production wastes now classified as non-hazardous could be classified as hazardous wastes in the future. Any such change could result in an increase in our costs to manage and dispose of wastes, which could have a material adverse effect on our results of operations and financial position.

Comprehensive Environmental Response, Compensation and Liability Act.

The Comprehensive Environmental Response, Compensation and Liability Act, or “CERCLA”, also known as the Superfund law, imposes joint and several liability, without regard to fault or legality of conduct, in connection with the release of a hazardous substance into the environment. Persons potentially liable under CERCLA include the current or former owner or operator of the site where the release occurred and anyone who disposed or arranged for the disposal of a hazardous substance to the site where the release occurred. Under CERCLA, such persons may be subject to joint and several liabilities for the costs of cleaning up the hazardous substances that have been released into the environment, damages to natural resources and the costs of certain health studies. In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

We lease, and may in the future operate, numerous properties that have been used for oil and natural gas exploitation and production for many years. Hazardous substances may have been released on, at or under the properties owned, leased or operated by us, or on, at or under other locations, including off-site locations, where such substances have been taken for disposal. In addition, some of our properties have been or are operated by third parties or by previous owners or operators whose handling, treatment and disposal of hazardous substances were not under our control. These properties and the substances disposed or released on, at or under them may be subject to CERCLA, RCRA and analogous state laws. In certain circumstances, we could be responsible for the removal of previously disposed substances and wastes, remediate contaminated property or perform remedial plugging or pit closure operations to prevent future contamination. In addition, federal and state trustees can also seek substantial compensation for damages to natural resources resulting from spills or releases.

Water discharges.

The Federal Water Pollution Control Act, or the “Clean Water Act”, and analogous state laws, impose restrictions and strict controls with respect to the discharge of pollutants, including oil and other substances generated by our operations, into waters of the United States or state waters. Under these laws, the discharge of pollutants into regulated waters is prohibited except in accordance with the terms of a permit issued by EPA or an analogous state agency. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with discharge permits or other requirements of the Clean Water Act and analogous state laws and regulations.

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The Safe Drinking Water Act, or “SDWA”, and analogous state laws impose requirements relating to underground injection activities. Under these laws, the EPA and state environmental agencies have adopted regulations relating to permitting, testing, monitoring, record keeping and reporting of injection well activities, as well as prohibitions against the migration of injected fluids into underground sources of drinking water.

Air emission.

The Federal Clean Air Act and comparable state laws regulate emissions of various air pollutants through air emissions permitting programs and the imposition of other requirements. In addition, EPA and certain states have developed and continue to develop stringent regulations governing emissions of toxic air pollutants at specified sources. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with air permits or other requirements of the Federal Clean Air Act and analogous state laws and regulations.

The Kyoto Protocol to the United Nations Framework Convention on Climate Change became effective in February 2005. Under the Protocol, participating nations are required to implement programs to reduce emissions of certain gases, generally referred to as greenhouse gases that are suspected of contributing to global warming. The United States is not currently a participant in the Protocol, and Congress has not acted upon recent proposed legislation directed at reducing greenhouse gas emissions. However, there has been support in various regions of the country for legislation that requires reductions in greenhouse gas emissions, and some states have already adopted legislation addressing greenhouse gas emissions from various sources, primarily power plants. The oil and natural gas industry is a direct source of certain greenhouse gas emissions, namely carbon dioxide and methane, and future restrictions on such emissions could impact our future operations.

Health safety and disclosure regulation.

We are subject to the requirements of the federal Occupational Safety and Health Act, or “OSHA” and comparable state statutes. The OSHA hazard communication standard, the Emergency Planning and Community Right to Know Act and similar state statutes require that we organize and/or disclose information about hazardous materials stored, used or produced in our operations.

We expect to incur capital and other expenditures related to environmental compliance. Although we believe that our compliance with existing requirements will not have a material adverse impact on our financial condition and results of operations, no assurance can be given that the passage of more stringent laws or regulations in the future will not have a negative impact on our financial position or results of operation.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

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‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of May 31, 2012 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products and services through our websites. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion because uncertainties raise doubts about the Issuers ability to continue as a going concern.

Plan of Operation

Background

The Company’s business strategy is to actively explore and develop oil projects in Kansas.

On May 14, 2012 we purchased a 35% working interest (WI) in the Sanders oil and gas lease in Stafford County Kansas. This included two wells, #5 and #6 that have not produced since September 2011 and a salt water disposal well (SWD, #3. This lease was purchased for future exploration and drilling, not for the production from these two wells.

On June 21, 2012 we purchased a 20% working interest in the Asmussen oil and gas lease in Butler County KS of approximately 80 acres with two producing oil wells, the Asmussen #16-2 well the Asmussen #16-1,together with any personal property and lease equipment located thereon. The 16-1 well had been producing 0.5 barrels of oil per day (BOPD) and the 16-2 was producing 2.25 BOPD. On July 18, 2012 the #16-1 well was successfully converted to an SWD well. The purchase price for 100% WI of the Asmussen Lease was $496,000 and included $218,000 for a complete work over of the wells and tank batteries. Our 20% WI was $99,000 and paid. On November 1, 2012 Lasso issued an Authorization for Expenditure (AFE) of $27,000 to perform a Doc Squeeze on the #16-2 well where a mixture of cement and diesel fuel is pumped down the well bore to seal leaks. Our 20% WI required us to pay $5,500 and was paid.

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On August 30, 2012 the Company purchased a 15% working interest in the Anderson oil and gas lease in Barton County, KS of approximately 160 acres with two producing oil wells, the Anderson #7 well and the Anderson #4 well, and an SWD, the Anderson #8 well. The two producing wells had minimal production together of a total of 2.7 BOPD. On September 26, 2012, Lasso reported that after running a new casing liner into the Anderson #4 the BOPD of the #4 and #7 together was increased to 6 BOPD. On November 5, 2012, Lasso submitted an (AFE) to drill a new well on the Anderson Lease, the Anderson #9. The total AFE is estimated to be $431,000 and we have elected to participate for our 15% of the cost and paid $64,638.

An independent Petroleum Engineer, Melland Engineering, was commissioned to provide a reserve report that states, in part:

This report states the reserves for Rockford Oil Corp.'s oil and gas properties in Barton and Butler County, Kansas. The Anderson Lease is in Barton County and consists of 160 acres, two (2) producing wells and one (1) salt water disposal well (SWD). The Asmussen lease is in Butler County and consists of 80 acres and two (2) producing wells.

The reserves were estimated using decline curve analysis. For each lease, an initial production rate (IP) and annual decline rate were established to generate the production forecast curve, which was then entered into an economic spreadsheet to determine economic reserves. For each lease, monthly production data for the first half of 2012 was used to determine the total 2012 production volume, which was then used as the IP for each decline curve. A portion of the 2012 production is included in the reserve volume report, but is considered negligible due to the low production rates. Using historical production data, the annual decline rate for the Anderson was estimated to be 2.5% and 5.0% for the Asmussen.

The production forecast data was entered into a 25 year 10% discounted cashflow (10% DCF) to determine the economic reserves. The main purpose of the 10% DCF is to determine economic reserves, it is not intended to be a financial forecast, therefore, the 10% DCF value reported is only an indicator in this report. The cashflow is based on a net revenue interest (NRI) of 0.875. An oil price of $76.00/BO was used based on the NCRA average Kansas Common price posting. The expenses used are estimated industry standard expenses, which represent the cost to operate a properly designed and functioning oil well in Kansas. The production with positive cash flow equals the reserves. The leases with positive cash flow beyond 25 years are indicated with a "+" after the reserve number.

Reserve Summary Table
County	Lease	Oil Reserves, BO	Gas Reserves, MCF	10% DCF Value, $
Barton	Anderson	18,300+	0	295,000
Butler	Asmussen	11,000		161,000
Totals		29,300	0	456,000

The Anderson lease has been producing from the Arbuckle formation since 1956. As of the mid year 2012, it has produced 356,354 BO from five (5) wells. There are two (2) active producers, the #4 and #7, and a salt water disposal well, the #8. The #9 well is currently being drilled. Wells #1, #2, and #6 have been plugged and abandoned.

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Historic annual production data was used to establish an annual decline rate of 2.5%. Monthly production data was used to estimate the annual production for 2012 of 974 BO, which was used as the IP for the production curve.

Oil

PDP: 18,300+ BO

PDNP: 0 BO

PUD: Unknown

10% DCF = $295,000

Company: Rockford Oil Corp.

Field: Asmussen, Butler County, Kansas

Lease: Asmussen 80 Acres W/2 SE/4 16-29S-4E Producing Zone: Arbuckle

The reserves were determined by decline curve analysis using a 25 year 10% discounted cash flow. The forecasted production with positive cash flow equaled the reserve amount.

The Asmussen lease has been producing since from the Arbuckle formation since 1965. The production data reported on the KGS website was listed under two leases, the Amussen (1956 - 1989) and the Asmussen 16-1 (2008 - 2012). The total production as of mid 2012 is 242,402 BO. There are two active producers, #16-1 and #16-2. The produced water is disposed of in the #5 SWD, which is owned and operated by Abercromie Energy LLC.

The Asmussen lease was reactivated in 2008 and showed flush production through 2009. Production rates from 2010 to 2012 were used to establish a decline rate of 5%. Monthly production data was used to estimate the annual production for 2012 of 950 BO, which was used as the IP for the production curve.

Oil

PDP: 11,000 BO

PDNP: 0 BO

PUD: Unknown

10% DCF = $161,000

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured.

Research and Development. All market research and website development costs, including all related salaries, and facility costs are charged to expense when incurred.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents.

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OUR MANAGEMENT

Officers, Directors and Advisors

The following is a description of our officer and director as of January 14, 2013:

Kevin M. Murphy, Pres, Sec. Treas, Dir, CEO, CFO, CAO

Mr. Murphy, age 66, is an international consultant, with many years of executive management experience in corporate reorganization, finance, administration, and new business development. He has served on the Board of Directors of several companies. Mr. Murphy currently serves as President and CEO of Black Hawk Exploration, an oil and mineral company listed on the Pink Sheets under the symbol BHWX. Mr Murphy is involved in all aspects of the company’s Gold, Silver and Lithium mineral development and its interest in over 2500 acres of oil leases and current oil production property. Mr. Murphy currently serves as President and CEO of Universal Potash Corp (UPCO) on the Pink Sheets (formerly Utah Uranium Inc.) focused on Potash lease acquisition and development and as Director of Dewmar International BMC Inc. (DEWM on the OTC/BB), a specialty drink manufacturer. He was also President and Chairman of the Board of Directors of, a private investment banking firm, Greenleaf Forum Investments which is no longer an operational venture. He is CEO and President of a private company, Neighborhood Choices, Inc., in the International Domain registration and resale industry. Mr. Murphy is an alumnus of the University of California (UCLA), Los Angeles School of Economics and the California State University (CSULA) at Los Angeles’s School of Business, and is an Alumni of Sigma Alpha Epsilon.

Family Relationships. There is only one director and executive officer of the company.

Code of Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to our director, officer and all employees. The code of business conduct and ethics may be obtained free of charge by writing to Rockford Oil Corp., Attn: CEO and Chief Financial Officer.

Executive Compensation

Summary Compensation Table .   The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation	Total Compensation
Kevin Murphy. President	2011	$0	0	$0	0	0	0	0	$0

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On May 1, 2012, the Board of Directors of the Company approved compensation for Kevin Murphy in his position as director at the rate of $2,000 per month. The agreement has a term of 12 months commencing May 1, 2012 and will automatically be renewed for another 12 months unless either party delivers notice of termination 30 days or more in advance of the initial term. Mr. Murphy will dedicate 20 hours per week to Rockford Oil and, if needed, additional time if and when requested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Director, Nominees and Executive Officer and Related Stockholder Matters

The following table sets forth, as of January 14, 2013, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii)  each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares Beneficially Owned (*)	Percent of Class (**)
Ester Barrios Maverick LLC	Henville Building Charleston Nevis	2,500,000	49.35%
Kenneth B. Liebscher Wannigan Consulting Corp.	5466 Canvasback Rd. Blaine, WA 98230	360,000	7.1%
Kevin Murphy	1174 Manito Dr NW Fox Island, WA 98333	Nil	0%
All Directors and Officers as a Group (1 person)		Nil	0%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute Beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percent of class is calculated on the basis of the 5,065,000 common shares outstanding on January 14, 2013

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Rockford Oil Corp., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors consists of a sole Director, Kevin M. Murphy who is charged with reviewing and approving all related-person transactions and to negotiate the terms of such transactions.

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Director Independence

Our sole member of the Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements and thus there are no procedures in place for related party transactions.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at January 14, 2013
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	75,000,000	5,065,000

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

29

Nevada Anti-Takeover Laws

Some features of the Nevada Revised Statutes (NRS), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest. The Nevada Revised Statutes contain a provision governing Acquisition of Controlling Interest. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires control shares whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

a) 20 to 33 1/3%,

b) 33 1/3 to 50%, or

c) more than 50%.

A control share acquisition is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An “Issuing Corporation” is a Nevada corporation, which:

a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

b) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada nor do we do business in Nevada directly or through an affiliated corporation. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder. The Nevada Combination with Interested Stockholders Statute may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an interested stockholder and a resident domestic Nevada corporation from entering into a combination, unless certain conditions are met. The statute defines combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder having:

30

a) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

b) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

c) representing 10 percent or more of the earning power or net income of the corporation.

An interested stockholder means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a combination within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three -year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

b) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

c) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

31

Limitations on Stockholder Actions

Chapter 78 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NRS.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management.

Selling shareholders will sell the common stock at the fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated price. No selling shareholder is a registered broker-dealer nor an affiliate of a registered broker-dealer.

32

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Number of Shares of Common Stock Being Offered	Acquisition of shares	Shares of Common Stock Beneficially Owned After the Offering (1)	Percentages Beneficially Owned After the Offering
Wannigan Consulting Corp. * Ken Liebscher 5466 Canvasback Rd., Blaine, WA 98230	360,000	360,000	For Services 5/12/12	0	0
Gutenberg Bank C. Balmelli EVV-Desk, Bahnofstrasse 3 Ch-8022 Zurich, Switzerland	100,000	100,000	Private Placement 5//24/12	0	0
VP Bank B. Achermann EVV-Desk, Bahnofstrasse 3 Ch-8022 Zurich, Switzerland	100,000	100,000	Private Placement 5/25/12	0	0
Blue Olive Ventures Ajeltake Rd, Ajeltake Island David Craven Marshall Islands HH96960	100,000	100,000	Private Placement 5/31/12	0	0
Ergo Investments Inc. Steven Drayton Ajeltake Rd, Ajeltake Island Marshall Islands HH96960	100,000	100,000	Private Placement 5/31/12	0	0
Anatom Associates S.A. Yves Raggl Ajelltake Rd, Ajeltake Island Majuro, Marshall Islands HH96960	100,000	100,000	Private Placement 6/6/12	0	0
Sinan Tezcan Flat Above 7A Wilmslow Rd. Cheshire, England SK8 1DW	30,000	30,000	Private Placement 6/14/12	0	0
Jonathon Fincher 25 Brock Rd., Cheadle Cheshire, England SE8 1PQ	30,000	30,000	Private Placement 6/19/12	0	0
J.G. Carpenter Flat 1, 81 Clifford Hornsea, England HU18 1HV	30,000	30,000	Private Placement 6/20/12	0	0
Stuart M. Thomas 59 Wordsworth Ave. Newport Pagnell Buckinghamshire, England MK16 8DY	30,000	30,000	Private Placement 6/20/12	0	0
Mark Goodwin 20 Hornbeam Close, Chandlers Ford Hants, England SO53 4PA	30,000	30,000	Private Placement 6/20/12	0	0
G.S. Johnston Wharley Farm, College Rd. Cranfield, Beds England	30,000	30,000	Private Placement 6/20/12	0	0
Ian Temple 1 First Ave, Bletchley Denbich, England	30,000	30,000	Private Placement 6/20/12	0	0
Melinda Huguenin-Elie Vullon 26, St. Imier, Switzerland 2610	30,000	30,000	Private Placement 6/20/12	0	0
A.J. Stott 5 Spinnaker Close, Hedon Hull N. Humberside, England HU12 8RE	30,000	30,000	Private Placement 6/20/12	0	0
Robin Saunders 8 North Way Potterspury, Towcester Northamptonshire, England NH12 7PW	30,000	30,000	Private Placement 6/20/12	0	0
Scott Temple 118 Down Walnut Tree, Lithfield Milton-Keynes, England P2K 7HW	30,000	30,000	Private Placement 6/22/12	0	0
Morgan Rosselet 10 Ch Du Carroz d’Amont St. Cirque, Switzerland 1264	30,000	30,000	Private Placement 6/22/12	0	0
Julian Cisarovsky 27 rue d’Sauvling Versoix, Switzerland 1290	30,000	30,000	Private Placement 6/22/12	0	0
Nicholas Huguenin-Elie Fritz-Marchand 19 Sonvilier, Switzerland 2616	30,000	30,000	Private Placement 6/22/12	0	0
C. De Andreis 40 Chevington Dr., Stockport, Cheshire, England SK4 3RG	30,000	30,000	Private Placement 6/22/12	0	0
Amelia Beguelin-Vazquez Rue de l’evners 21 St. Imier, Switzerland 2610	30,000	30,000	Private Placement 6/22/12	0	0
Virginie Hagler Ch des Condes 21 Crans, Switzerland 1289	30,000	30,000	Private Placement 6/25/12	0	0
Mael Rosselet 10 Ch Du Carroz d’Amont St. Cirque, Switzerland 1264	30,000	30,000	Private Placement 6/25/12	0	0
Martin Hodgson 174 Bare Ln., Morecambe, England LA4 6RV	30,000	30,000	Private Placement 6/25/12	0	0
Laurent Beguelin Rue de l’evners 21 St. Imier, Switzerland 2610	30,000	30,000	Private Placement 6/25/12	0	0
Diane Goodwin 21 Beech Grove, Sale Manchester, England M33 6RT	30,000	30,000	Private Placement 6/25/12	0	0
Selim Hamida 12 Rue de Dessou St.-Loup Versoix, Switzerland	30,000	30,000	Private Placement 6/25/12	0	0
John Hodgson 26 Brazil St., Hull N. Humberside, England HU9 1JZ	30,000	30,000	Private Placement 6/27/12	0	0
Rachel Walker 5 Cross St S. Humberside, England	30,000	30,000	Private Placement 6/27/12	0	0
Adrian Walker 5 Cross St., Barrow Upon Humber S. Humberside, England DN19 7AL	30,000	30,000	Private Placement 6/27/12	0	0
Michael Stott 5 Spinnaker Close, Hedon Hull N. Humberside, England HU12 8RE	30,000	30,000	Private Placement 6/27/12	0	0
Ludovic Huguelin-Elie Vullon 26, St. Imier, Switzerland 2610	30,000	30,000	Private Placement 6/27/12	0	0
Sandy Beguelin Rue de l’Evners 21 St. Imier, Switzerland 2610	30,000	30,000	Private Placement 6/27/12	0	0
N. Neiderhaeusern Fritz-Marchand 19 Sonvilier, Switzerland 2616	30,000	30,000	Private Placement 6/29/12	0	0
Kyle Hinkley 7 The Dell, Kempston Bedford, England	30,000	30,000	Private Placement 6/29/12	0	0
Andre Ostojic 3 Route d’sauvergny Versoix, Switzerland 1290	30,000	30,000	Private Placement 7/10/12	0	0
Yann Berndtson 5 Chemin de la Dime Genthod, Switzerland 1294	30,000	30,000	Private Placement 7/10/12	0	0
Christophe Louis Clos Beausan Sonvilier, Switzerland 2616	30,000	30,000	Private Placement 7/17/12	0	0
Angelique Frossard Jardins 3 Court, Switzerland	30,000	30,000	Private Placement 7/17/12	0	0
Nicholas Magri La Cure 3, St. Imier, Switzerland 2610	30,000	30,000	Private Placement 7/19/12	0	0

* Wannigan Consulting Corp. was contracted on May 1, 2012 and provides continuing services including, but not limited to, assisting in finding and acquiring our Working Interest (WI) in Oil, Gas and SWD wells; regulation compliance, coordinating legal and auditing services.

(1)	The number of shares listed in these columns includes all shares beneficially owned by the selling stockholder.

The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after January 14, 2013, would be deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder, however, there are no such options or warrants or debt convertible into common stock outstanding. The ownership percentages are calculated based on the shares of common stock outstanding on January 14, 2013.

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PLAN OF DISTRIBUTION

By Selling Stockholders

Selling shareholders will sell the common stock at the fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated price.

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  to cover short sales made after the date that this Registration Statement is declared effective by the Commission;
  broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
  a combination of any such methods of sale; and
  any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus. Since the company was formerly a shell, selling shareholders may not sell under Rule 144 until one year from the time that the company files an 8K containing full Form 10 information demonstrating that the company is no longer a shell.

The securities are not yet quoted on the OTC Bulletin Board. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

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Upon the company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law. A prospectus supplement will also be filed in the event that any successor to the named selling stockholder wishes to sell under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholder may be deemed to be an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholders have represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with re-sales of their respective shares under this Registration Statement.

The company is required to pay all fees and expenses incident to the registration of the shares, but the company will not receive any proceeds from the sale of the common stock by selling stockholders. The company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

35

OTC Electronic Bulletin Board Considerations

Our stock does not yet trade on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Electronic Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

36

Audited Financial Statements

37

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Rockford Oil Corp.

A Development Stage Company

Fox Island, Washington

We have audited the accompanying balance sheet of Rockford Oil Corp. (a development stage company) (the “Company”) as of May 31, 2012 and the related statements of operations, stockholders’ equity, and cash flows for the period from March 22, 2012 (inception) through May 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rockford Oil Corp. as of May 31, 2012 and the results of its operations and its cash flows for the period from March 22, 2012 (inception) through May 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not generated revenue since its inception, has incurred losses in developing its business and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 31, 2012, except for Note 4, as to which the date is January 16, 2013

F-1

F-2

ROCKFORD OIL CORP.
(A Development Stage Company)
Balance Sheet

May 31,
2012

ASSETS
CURRENT ASSETS
Cash	$72,788
Prepaid expenses	2,000
Total Current Assets	74,788

OIL AND GAS PROPERTIES (full-cost method)
Unproved properties	104,129

TOTAL ASSETS	$178,917

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$—
Total Current Liabilities	—

LONG-TERM LIABILITIES
Asset retirement obligation	6,204

Total Liabilities	6,204

STOCKHOLDERS' EQUITY
Common stock; 75,000,000 shares authorized,
$0.001 par value, 3,260,000 shares issued
and outstanding	3,260
Additional paid-in capital	223,740
Deficit accumulated during the development stage	(54,287)
Total Stockholders' Equity	172,713

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$178,917

The accompanying notes are an integral part of these financial statements.

F-3

ROCKFORD OIL CORP.
(A Development Stage Company)
Statement of Operations

March 22, 2012
(Inception)
Through
May 31,
2012

OPERATING EXPENSES:
Consulting fees	51,955
General and administrative	2,332
Total Operating Expenses	54,287

LOSS FROM OPERATIONS	(54,287)

NET LOSS	$(54,287)

BASIC AND DILUTED LOSS PER SHARE	$(0.02)

BASIC AND DILUTED WEIGHTED AVERAGE
NUMBER OF COMMON SHARES
OUTSTANDING	2,543,056

The accompanying notes are an integral part of these financial statements.

F-4

ROCKFORD OIL CORP.
(A Development Stage Company)
Statement of Stockholders' Equity

	Common Stock		Additional Paid-In	Deficit Accumulated During the Development	Total Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balances at inception on March 22, 2012	—	$—	$—	$—	$—

Common stock issued for cash on
March 22, 2012 at $0.001 per share	1,000,000	1,000	—	—	1,000

Common stock issued for cash
at $0.10 per share	1,900,000	1,900	188,100	—	190,000

Common stock issued for services	360,000	360	35,640	—	36,000

Net loss	—	—	—	(54,287)	(54,287)

Balances, May 31, 2012	3,260,000	$3,260	$223,740	$(54,287)	$172,713

The accompanying notes are an integral part of these financial statements.

F-5

ROCKFORD OIL CORP
(A Development Stage Company)
Statement of Cash Flows

March 22, 2012
(Inception)
Through
May 31,
2012
OPERATING ACTIVITIES:
Net loss	$(54,287)
Adjustments to reconcile net loss to net cash
used in operating activities:
Common stock issued for services	36,000
Changes in operating assets and liabilities:
Prepaid expenses	(2,000)
Net Cash Used in Operating Activities	(20,287)

INVESTING ACTIVITIES:
Oil and gas properties purchased	(97,925)
Net Cash Used in Investing Activities	(97,925)

FINANCING ACTIVITIES:
Common stock issued for cash	191,000
Net Cash Provided by Financing Activities	191,000

NET INCREASE IN CASH	72,788
CASH AT BEGINNING OF PERIOD	—
CASH AT END OF PERIOD	$72,788

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID FOR:
Interest	$—
Income taxes	—

NON CASH INVESTING ACTIVITIES:
Asset retirement obligation	$6,204

The accompanying notes are an integral part of these financial statements.

F-6

ROCKFORD OIL CORP.

(A Development Stage Company)

Notes to the Financial Statements May 31, 2012

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations and organization

Rockford Oil Corp (“the “Company”) was incorporation on March 22, 2012 under the laws of the State of Nevada. The Company has elected a calendar fiscal year end.

The Company has been engaged in the exploration, development, exploitation and production of oil and natural gas.  The Company sells its oil and gas products primarily to domestic purchasers of oil & gas production. Its operations are presently focused in the State of Kansas. The recoverability of the capitalized exploration and development costs for these properties is dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete exploration and development, and future profitable production or proceeds from disposition of such property.

The wells were valued at their historical cost and recorded as the member’s initial capital contribution.  The accompanying financial statements reflect the historical revenues and direct operating expenses related to the wells.  All net cash proceeds from the wells’ production are treated as member distributions.

Basis of Presentation and Use of Estimates

These financial statements have been prepared in accordance with accounting principles generally accepted in United States of America which requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and the disclosures of revenues and expenses for the reported year.  Actual results may differ from those estimates.

Oil and Gas Properties

We account for our oil and natural gas producing activities using the full cost method of accounting as prescribed by the United States Securities and Exchange Commission (SEC). Under this method, subject to a limitation based on estimated value, all costs incurred in the acquisition, exploration, and development of proved oil and natural gas properties, including internal costs directly associated with acquisition, exploration, and development activities, the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized within a cost center. Costs of production and general and administrative corporate costs unrelated to acquisition, exploration, and development activities are expensed as incurred.

Costs associated with unevaluated properties are capitalized as oil and natural gas properties but are excluded from the amortization base during the evaluation period. When we determine whether the property has proved recoverable reserves or not, or if there is an impairment, the costs are transferred into the amortization base and thereby become subject to amortization.

We assess all items classified as unevaluated property on at least an annual basis for inclusion in the amortization base. We assess properties on an individual basis or as a group if properties are individually insignificant. The assessment includes consideration of the following factors, among others: intent to drill; remaining lease term; geological and geophysical evaluations; drilling results and activity; the assignment of proved reserves; and the economic viability of development if proved reserves are assigned. During any period in which these factors indicate that there would be impairment, or if proved reserves are assigned to a property, the cumulative costs incurred to date for such property are transferred to the amortizable base and are then subject to amortization.

F-7

Capitalized costs included in the amortization base are depleted using the units of production method based on proved reserves. Depletion is calculated using the capitalized costs included in the amortization base, including estimated asset retirement costs, plus the estimated future expenditures to be incurred in developing proved reserves, net of estimated salvage values.

Beginning December 31, 2009, full cost companies use the un-weighted arithmetic average first day of the month price for oil and natural gas for the 12-month period preceding the calculation date.

Sales or other dispositions of oil and natural gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded unless the ratio of cost to proved reserves would significantly change.

Ceiling Test

The net book value of all capitalized oil and natural gas properties within a cost center, less related deferred income taxes, is subject to a full cost ceiling limitation which is calculated quarterly. Under the ceiling limitation, costs may not exceed an aggregate of the present value of future net revenues attributable to proved oil and natural gas reserves discounted at 10 percent using current prices, plus the lower of cost or market value of unproved properties included in the amortization base, plus the cost of unevaluated properties, less any associated tax effects. Any excess of the net book value, less related deferred tax benefits, over the ceiling is written off as expense. Impairment expense recorded in one period may not be reversed in a subsequent period even though higher oil and gas prices may have increased the ceiling applicable to the subsequent period. As of May 31, 2012 no impairment of oil and gas properties was recorded.

Asset Retirement Obligation

The Company follows FASB ASC 410, Asset Retirement and Environmental Obligations which requires entities to record the fair value of a liability for asset retirement obligations (“ARO”) and recorded a corresponding increase in the carrying amount of the related long-lived asset. The asset retirement obligation primarily relates to the abandonment of oil and gas properties. The present value of the estimated asset retirement cost is capitalized as part of the carrying amount of oil and gas properties and is depleted over the useful life of the asset. The settlement date fair value is discounted at our credit adjusted risk-free rate in determining the abandonment liability. The abandonment liability is accreted with the passage of time to its expected settlement fair value. Revisions to such estimates are recorded as adjustments to ARO are charged to operations in the period in which they become known. At the time the abandonment cost is incurred, the Company is required to recognize a gain or loss if the actual costs do not equal the estimated costs included in ARO. The ARO is based upon numerous estimates and assumptions, including future abandonment costs, future recoverable quantities of oil and gas, future inflation rates, and the credit adjusted risk free interest rate. The ARO is $6,204 as of May 31, 2012. The Company accreted $-0- to the ARO during the period ended May 31, 2012.

Income Taxes

We account for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company is subject to franchise tax obligations in Kansas.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents include cash and all debt securities with an original maturity of 90 days or less.

F-8

Revenue and Cost Recognition

The Company uses the sales method to account for sales of crude oil and natural gas. Under this method, revenues are recognized based on actual volumes of oil and gas sold to purchasers. The volumes sold may differ from the volumes to which the Company is entitled based on the interest in the properties. These differences create imbalances which are recognized as a liability only when the imbalance exceeds the estimate of remaining reserves. Costs associated with production are expensed in the period incurred. The Company recognizes well remediation revenues when the services are complete and accepted by the customer.

Stock-Based Compensation

The Company follows the provisions of ASC 718, “Share-Based Payment.” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their grant-date fair values.  The Company uses the Black-Scholes pricing model for determining the fair value of stock based compensation.

We account for non-employee share-based awards based upon ASC 505-50, “Equity-Based Payments to Non-Employees.”  ASC 505-50 requires the costs of goods and services received in exchange for an award of equity instruments to be recognized using the fair value of the goods and services or the fair value of the equity award, whichever is more reliably measurable. The fair value of the equity award is determined on the measurement date, which is the earlier of the date that a performance commitment is reached or the date that performance is complete.  Generally, our awards do not entail performance commitments.  When an award vests over time such that performance occurs over multiple reporting periods, we estimate the fair value of the award as of the end of each reporting period and recognize an appropriate portion of the cost based on the fair value on that date.  When the award vests, we adjust the cost previously recognized so that the cost ultimately recognized is equivalent to the fair value on the date the performance is complete.

We recognize the cost associated with share-based awards that have a graded vesting schedule on a straight-line basis over the requisite service period of the entire award.

New Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 2 – GOING CONCERN

The Company currently utilizes production revenues to fund its operating expenses.  The Company’s has no revenues and no cash flows from operations, which raises substantial doubt about its ability to continue as a going concern.  The Company plans to use additional equity financing through fiscal year 2012 to fund potential acquisitions and business expansion. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – STOCKHOLDERS’ EQUITY

On March 22, 2012, the Company issued 1,000,000 shares of its common stock to its founders for $1,000 cash at $0.001 per share.

On March 26, 2012, the Company issued 1,500,000 shares of its common stock to its founders for $150,000 cash at $0.10 per share.

On May 1, 2012, the Company issued 360,000 shares of its common stock for services valued at $36,000.

On May 31, 2012, the Company issued 400,000 shares of its common stock for $40,000 cash at $0.10 per share.

F-9

NOTE 4 – ASSET RETIREMENT OBLIGATION

The following table sets forth the principal sources of change of the asset retirement obligation for the period from March 22, 2012 (inception) through May 31, 2012:

2012
Asset retirement obligations, beginning of period	$—
Revisions in estimated liabilities	—
Abandonment costs	6,204
Accretion expense	—
Asset retirement obligations, end of period	$6,204

The Company does not maintain an escrow agreement or performance bond to assure the administration of the plugging and abandonment obligations.

Note 5 – Provision for Income taxES

Net deferred tax assets consist of the following components:

May 31, 2012
Deferred tax asset	$6,400
Valuation allowance	(6,400)
Net deferred tax asset	$—

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income statutory tax rates to pretax income (loss) from continuing operations as follows:

May 31, 2012
Tax benefit at statutory rates	$(19,000)
Common stock issued for services	12,600
Change in valuation allowance	6,400
Net deferred tax asset	$—

 The Company has accumulated net operating loss carryovers of approximately $18,287 as of May 31, 2012 which are available to reduce future taxable income.  Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes may be subject to annual limitations. A change in ownership may limit the utilization of the net operating loss carry forwards in future years. The tax losses begin to expire in 2032. The fiscal year 2012 remains open to examination by federal tax authorities and other tax jurisdictions.

F-10

NOTE 6 – SUBSEQUENT EVENTS

On October 1, 2012, the Company issued 450,000 shares of its common stock for $45,000 at $0.10 per share.

On November 5, 2012, Lasso submitted an (AFE) to drill a new well on the Anderson Lease, the Anderson #9. The total AFE is estimated to be $431,000 and we have elected to participate for our 15% of the cost and paid $64,638.

On November 8, 2012, the Company issued 205,000 shares of its common stock for $82,000 at $0.40 per share.

In accordance with ASC 855 the Company’s management reviewed all material events through January 16, 2013 and there are no additional material subsequent events to report.

F-11

The following are the unaudited Financial Statements to September 30, 2012

ROCKFORD OIL CORP
(A Development Stage Company)
(Unaudited)
Balance Sheet

ASSETS

September 30,
2012

CURRENT ASSETS
Cash	$34,487

Total Current Assets	34,487

OIL AND GAS PROPERTIES (full cost method)
Unproved properties	245,468

TOTAL ASSETS	$279,955

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$2,029
Subscription payable	45,000

Total Current Liabilities	47,029

LONG-TERM LIABILITIES
Asset retirement obligation	8,181

Total Liabilities	55,210

STOCKHOLDERS' EQUITY
Common stock; 75,000,000 shares authorized,
at $0.001 par value, 4,410,000 shares issued
and outstanding	4,410
Additional paid-in capital	337,590
Deficit accumulated during the development stage	(117,255)

Total Stockholders' Equity	224,745

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$279,955

The accompanying notes are an integral part of these financial statements.

F-12

ROCKFORD OIL CORP
(A Development Stage Company)
(Unaudited)
Statement of Operations

	For the	From
	Three	Inception on
	Months	March 22,
	Ended	2012 Through
	September 30,	September 30,
	2012	2012

REVENUES	$6,412	$6,412
COST OF SALES	12,918	12,918

GROSS MARGIN	(6,506)	(6,506)

OPERATING EXPENSES

Professional fees	24,038	84,793
General and administrative	17,097	25,956

Total Operating Expenses	41,135	110,749

LOSS FROM OPERATIONS	(47,641)	(117,255)

PROVISION FOR INCOME TAXES	—	—

NET LOSS	$(47,641)	$(117,255)

BASIC AND DILUTED LOSS PER SHARE	$(0.01)	$(0.03)

BASIC AND DILUTED WEIGHTED AVERAGE
NUMBER OF COMMON SHARES
OUTSTANDING	4,388,804	3,552,073

The accompanying notes are an integral part of these financial statements.

F-13

ROCKFORD OIL CORP
(A Development Stage Company)
(Unaudited)
Statement of Stockholders' Equity

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance at inception on March 22, 2012	—	$—	$—	$—	$—

Common stock issued for cash on
March 22, 2012 at $0.001 per share	1,000,000	1,000	—	—	1,000

Common stock issued for cash
at $0.10 per share	3,050,000	3,050	301,950	—	305,000

Common stock issued for services
at $0.10 per share	360,000	360	35,640	—	36,000

Net loss from inception on March 22, 2012
through September 30, 2012	—	—	—	(117,255)	(117,255)

Balance, September 30, 2012	4,410,000	$4,410	$337,590	$(117,255)	$224,745

The accompanying notes are an integral part of these financial statements.

F-14

ROCKFORD OIL CORP
(A Development Stage Company)
(Unaudited)
Statement of Cash Flows

From
Inception on
March 22,
2012 Through
September 30,
2012

OPERATING ACTIVITIES

Net loss	$(117,255)
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation	1,278
Accretion of asset retirement obligation	239
Common stock issued for services	36,000
Changes in operating assets and liabilities:
Prepaid expenses	—
Accounts payable	2,029
Net Cash Used in
Operating Activities	(77,709)

INVESTING ACTIVITIES
Oil and gas properties purchased	(219,629)
Fixed assets purchased	(19,175)
Net Cash Used in
Investing Activities	(238,804)

FINANCING ACTIVITIES

Proceeds from stock subscriptions	45,000
Common stock issued for cash	306,000
Net Cash Provided by
Financing Activities	351,000

NET INCREASE IN CASH	34,487

CASH AT BEGINNING OF PERIOD	—

CASH AT END OF PERIOD	$34,487

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$—
Income Taxes	$—
NON CASH INVESTING ACTIVITIES:
Asset retirement obligation	$7,942

The accompanying notes are an integral part of these financial statements.

F-15

ROCKFORD OIL CORP.

(A Development Stage Company)

Notes to the Financial Statements September 30, 2012

 NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Nature of operations and organization

 Rockford Oil Corp (“the “Company”) was incorporation on March 22, 2012 under the laws of the State of Nevada. The Company has elected a calendar fiscal year end.

 The Company has been engaged in the exploration, development, exploitation and production of oil and natural gas.  The Company sells its oil and gas products primarily to domestic purchasers of oil & gas production. Its operations are presently focused in the State of Kansas. The recoverability of the capitalized exploration and development costs for these properties is dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete exploration and development, and future profitable production or proceeds from disposition of such property.

 The wells were valued at their historical cost of $104,129 and recorded as the member’s initial capital contribution.  The accompanying financial statements reflect the historical revenues and direct operating expenses related to the wells.  All net cash proceeds from the wells’ production are treated as member distributions.

 Basis of Presentation and Use of Estimates

 These financial statements have been prepared in accordance with accounting principles generally accepted in United States of America which requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and the disclosures of revenues and expenses for the reported year.  Actual results may differ from those estimates.

 Oil and Gas Properties

 We account for our oil and natural gas producing activities using the full cost method of accounting as prescribed by the United States Securities and Exchange Commission (SEC). Under this method, subject to a limitation based on estimated value, all costs incurred in the acquisition, exploration, and development of proved oil and natural gas properties, including internal costs directly associated with acquisition, exploration, and development activities, the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized within a cost center. Costs of production and general and administrative corporate costs unrelated to acquisition, exploration, and development activities are expensed as incurred.

Costs associated with unevaluated properties are capitalized as oil and natural gas properties but are excluded from the amortization base during the evaluation period. When we determine whether the property has proved recoverable reserves or not, or if there is an impairment, the costs are transferred into the amortization base and thereby become subject to amortization.

We assess all items classified as unevaluated property on at least an annual basis for inclusion in the amortization base. We assess properties on an individual basis or as a group if properties are individually insignificant. The assessment includes consideration of the following factors, among others: intent to drill; remaining lease term; geological and geophysical evaluations; drilling results and activity; the assignment of proved reserves; and the economic viability of development if proved reserves are assigned. During any period in which these factors indicate that there would be impairment, or if proved reserves are assigned to a property, the cumulative costs incurred to date for such property are transferred to the amortizable base and are then subject to amortization.

F-16

Capitalized costs included in the amortization base are depleted using the units of production method based on proved reserves. Depletion is calculated using the capitalized costs included in the amortization base, including estimated asset retirement costs, plus the estimated future expenditures to be incurred in developing proved reserves, net of estimated salvage values.

Beginning December 31, 2009, full cost companies use the un-weighted arithmetic average first day of the month price for oil and natural gas for the 12-month period preceding the calculation date.

Sales or other dispositions of oil and natural gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded unless the ratio of cost to proved reserves would significantly change.

Ceiling Test

 The net book value of all capitalized oil and natural gas properties within a cost center, less related deferred income taxes, is subject to a full cost ceiling limitation which is calculated quarterly. Under the ceiling limitation, costs may not exceed an aggregate of the present value of future net revenues attributable to proved oil and natural gas reserves discounted at 10 percent using current prices, plus the lower of cost or market value of unproved properties included in the amortization base, plus the cost of unevaluated properties, less any associated tax effects. Any excess of the net book value, less related deferred tax benefits, over the ceiling is written off as expense. Impairment expense recorded in one period may not be reversed in a subsequent period even though higher oil and gas prices may have increased the ceiling applicable to the subsequent period. As of September 30, 2012 no impairment of oil and gas properties was recorded.

Asset Retirement Obligation

The Company follows FASB ASC 410, Asset Retirement and Environmental Obligations which requires entities to record the fair value of a liability for asset retirement obligations (“ARO”) and recorded a corresponding increase in the carrying amount of the related long-lived asset. The asset retirement obligation primarily relates to the abandonment of oil and gas properties. The present value of the estimated asset retirement cost is capitalized as part of the carrying amount of oil and gas properties and is depleted over the useful life of the asset. The settlement date fair value is discounted at our credit adjusted risk-free rate in determining the abandonment liability. The abandonment liability is accreted with the passage of time to its expected settlement fair value. Revisions to such estimates are recorded as adjustments to ARO are charged to operations in the period in which they become known. At the time the abandonment cost is incurred, the Company is required to recognize a gain or loss if the actual costs do not equal the estimated costs included in ARO. The ARO is based upon numerous estimates and assumptions, including future abandonment costs, future recoverable quantities of oil and gas, future inflation rates, and the credit adjusted risk free interest rate. The ARO is $8,181 as of September 30, 2012. The Company accreted $239 to the ARO during the period ended September 30, 2012.

Income Taxes

We account for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company is subject to franchise tax obligations in Kansas.

F-17

 Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents include cash and all debt securities with an original maturity of 90 days or less.

Revenue and Cost Recognition

 The Company uses the sales method to account for sales of crude oil and natural gas. Under this method, revenues are recognized based on actual volumes of oil and gas sold to purchasers. The volumes sold may differ from the volumes to which the Company is entitled based on the interest in the properties. These differences create imbalances which are recognized as a liability only when the imbalance exceeds the estimate of remaining reserves. Costs associated with production are expensed in the period incurred. The Company recognizes well remediation revenues when the services are complete and accepted by the customer.

 Stock-Based Compensation

 The Company follows the provisions of ASC 718, “Share-Based Payment.” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their grant-date fair values.  The Company uses the Black-Scholes pricing model for determining the fair value of stock based compensation.

 We account for non-employee share-based awards based upon ASC 505-50, “Equity-Based Payments to Non-Employees.”  ASC 505-50 requires the costs of goods and services received in exchange for an award of equity instruments to be recognized using the fair value of the goods and services or the fair value of the equity award, whichever is more reliably measurable. The fair value of the equity award is determined on the measurement date, which is the earlier of the date that a performance commitment is reached or the date that performance is complete.  Generally, our awards do not entail performance commitments.  When an award vests over time such that performance occurs over multiple reporting periods, we estimate the fair value of the award as of the end of each reporting period and recognize an appropriate portion of the cost based on the fair value on that date.  When the award vests, we adjust the cost previously recognized so that the cost ultimately recognized is equivalent to the fair value on the date the performance is complete.

We recognize the cost associated with share-based awards that have a graded vesting schedule on a straight-line basis over the requisite service period of the entire award.

New Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 2 – GOING CONCERN

The Company currently utilizes production revenues to fund its operating expenses.  The Company’s has no revenues and no cash flows from operations, which raises substantial doubt about its ability to continue as a going concern.  The Company plans to use additional equity financing through fiscal year 2012 to fund potential acquisitions and business expansion. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-18

NOTE 3 – STOCKHOLDERS’ EQUITY

On March 22, 2012, the Company issued 1,000,000 shares of its common stock to its founders for cash at $0.001 per share with proceeds to the Company of $1,000.

On March 26, 2012, the Company issued 1,500,000 shares of its common stock to its founders for cash at $0.10 per share with proceeds to the Company of $150,000.

On May 1, 2012, the Company issued 360,000 shares of its common stock for services valued at $0.10 per share at a total value of $36,000.

On May 31, 2012, the Company issued 400,000 shares of its common stock for cash at $0.10 per share with proceeds to the Company of $40,000.

In June and July, 2012 the company sold 1,150,000 common shares of the Company’s par value $0.001 stock at $0.10 per share with proceeds to the Company of $115,000.

On September 24, 2012 the company sold 450,000 common shares of the Company’s par value $0.001 stock at $0.10 per share with proceeds to the Company of $45,000.

As of September 30, 2012, the Company had issued 4,050,000 shares of its common stock for cash, at total net proceeds of $306,000.

NOTE 4 – ASSET RETIREMENT OBLIGATION

The following table sets forth the principal sources of change of the asset retirement obligation for the period from March 22, 2012 (inception) through September 30, 2012:

2012
Asset retirement obligations, beginning of period	$—
Revisions in estimated liabilities	—
Abandonment costs	7,942
Accretion expense	239
Asset retirement obligations, end of period	$8,181

The Company does not maintain an escrow agreement or performance bond to assure the administration of the plugging and abandonment obligations.

F-19

Note 5 – Provision for Income taxES

 Net deferred tax assets consist of the following components:

September 30, 2012
Deferred tax asset	$28,355
Valuation allowance	(28,355)
Net deferred tax asset	$—

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income statutory tax rates to pretax income (loss) from continuing operations as follows:

September 30, 2012
Tax benefit at statutory rates	$(40,955)
Common stock issued for services	12,600
Change in valuation allowance	28,355
Net deferred tax asset	$—

The Company has accumulated net operating loss carryovers of approximately $81,015 as of September 30, 2012 which are available to reduce future taxable income.  Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes may be subject to annual limitations. A change in ownership may limit the utilization of the net operating loss carry forwards in future years. The tax losses begin to expire in 2032. The fiscal year 2012 remains open to examination by federal tax authorities and other tax jurisdictions.

NOTE 6 – SUBSEQUENT EVENTS

On October 1, 2012, the Company issued 450,000 shares of its common stock for $45,000 at $0.10 per share.

On November 5, 2012, Lasso submitted an (AFE) to drill a new well on the Anderson Lease, the Anderson #9. The total AFE is estimated to be $431,000 and we have elected to participate for our 15% of the cost and paid $64,638.

On November 8, 2012, the Company issued 205,000 shares of its common stock for $82,000 at $0.40 per share.

In accordance with ASC 855 the Company’s management reviewed all material events through January 16, 2013 and there are no additional material subsequent events to report.

F-20

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.138 of the NRS (“Section 78.138”) provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys‘ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.138 also provides that directors and officers may also be indemnified against expenses (including attorneys‘ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq.

EXPERTS

The consolidated financial statements included in this prospectus audited and prepared by Malone Bailey, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Rockford Oil Corp.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

38

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

Dealer Prospectus Delivery Obligation

Until complete, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

39

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$51
Legal Fees and Expenses*	10,000
Accounting Fees*	5,000
Miscellaneous*	200
Total	$15,251

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Our bylaws contain provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502 of the Nevada Revised Statutes. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in Nevada Revised Statutes 78.7502, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

Between March 22, 2012 and January 14, 2013 the Company sold 5,065,000 shares of common shares for $469,000, all sold in sales not registered under the Securities Act.

On March 22, 2012, the Company issued 1,000,000 shares of its common stock to its founders for $1,000 cash at $0.001 per share.

On March 26, 2012, the Company issued 1,500,000 shares of its common stock to its founders for $150,000 cash at $0.10 per share.

On May 1, 2012, the Company issued 360,000 shares of its common stock for services valued at $36,000.

On May 31, 2012, the Company issued 400,000 shares of its common stock for $40,000 cash at $0.10 per share.

In June and July, 2012 the company sold 1,150,000 common shares of the Company’s par value $0.001 stock at $0.10 per share with proceeds to the Company of $115,000.

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On September 24, 2012 the company sold 450,000 common shares of the Company’s par value $0.001 stock at $0.10 per share with proceeds to the Company of $45,000.

On November 8, 2012 the company sold 205,000 common shares of the Company’s par value $0.001 stock at $0.40 per share with proceeds to the Company of $82,000.

We relied upon Regulation S, Section 4(2) and Rule 504 of Regulation D of the Securities Act of 1933, as amended for the issuances of the above listed securities. Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in us, including the business, management, offering details, risk factors, financial statements and use of funds. The investors were business acquaintances, family members, or friends of, or personally known to, our officer and director. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Act of 1933, as amended. Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

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Item 16. Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of Rockford Oil Corp. (incorporated by reference to an exhibit to our registration statement S1 filed on 8/1/12).
3.2	Bylaws dated April 2, 2012 (incorporated by reference to an exhibit to our registration statement S1 filed on 8/1/12).
5.1	Consent of Harold P. Gewerter, Esq.
14.1	Rockford Oil Corp. Code of Ethics. (incorporated by reference to an exhibit to our registration statement S1 filed on 8/1/12).
23.1	Consent of Malone Bailey, LLP
23.2	Consent of Harold P. Gewerter, Esq. (included in Exhibit 5.1 herein). Power of Attorney (Included on signature page)
23.3	Consent of Melland Engineering, Inc
99.1	Corporate resolution approving Murphy employment.
99.2	Lease Purchase elections (incorporated by reference to an exhibit to our registration statement S1/a filed on 10/12/12).
99.3	Lease division orders.
99.4	Melland Reserve Reports.

Item 17. Undertakings

The undersigned hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4). Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, NV on January 14, 2013.

Rockford Oil Corp.

By:  /s/   Kevin Murphy

Kevin Murphy

Chairman of the Board, CEO, President, CFO, CAO

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on January 14, 2013

Rockford Oil Corp.

By:  /s/ Kevin Murphy

Kevin Murphy

Chairman of the Board, CEO, President, CFO, CAO

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